   Exhibit 99.1

March 10, 2016

COMPANY CONTACT
FutureFuel Corp.
Paul M. Flynn
(314) 854-8385 www.futurefuelcorporation.com

FutureFuel Release 2015 Results

Reports Net Income of $46.4 Million or $1.06 per Diluted Share, and Adjusted EBITDA of $50.1 Million

CLAYTON, Mo. (March 10, 2016) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights (all comparisons are with the fourth quarter of 2014)

●	Revenues were $33.9 million, down 61.6% from $88.5 million
●	Adjusted EBITDA was $25.4 million, up 19.5% from $21.2 million
●	Net income decreased to $29.6 million, or $0.68 per diluted share, from $30.1 million, or $0.69 per diluted share.

2015 Financial Highlights (all comparisons are with the year ended December 31, 2014)

●	Revenues were $299.6 million, down 12.4% from $341.8 million
●	Adjusted EBITDA was $50.1 million, down 7.1% from $53.9 million
●	Net income decreased to $46.4 million, or $1.06 per diluted share, from $53.2 million, or $1.22 per diluted share.

“Managing through a challenging business environment in both the chemicals and biofuels segments, FutureFuel generated net income of $46 million. We welcomed the reinstatement of the U.S. biofuels blenders’ tax credit, which helped earnings in our biofuels segment. Our chemicals segment sales finished softer based on year end inventory adjustments by key customers in the energy and agricultural crop chemistry markets,” said Paul Flynn, Executive Vice President of Business and Marketing for FutureFuel Chemical Company.

2016 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.06 per share for 2016.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014(1)	Dollar Change	% Change
Revenues	$33,872	$88,467	$(54,595)	(61.7%)
Income from operations	$27,084	$26,331	$753	2.9%
Net income	$29,647	$30,128	$(481)	(1.6%)
Earnings per common share:
Basic	$0.68	$0.69	$(0.01)	(1.4%)
Diluted	$0.68	$0.69	$(0.01)	(1.4%)
Capital expenditures (net of customer reimbursements and regulatory grants)	$831	$1,212	$(381)	(31.4%)
Adjusted EBITDA	$25,352	$21,211	$4,141	19.5%

(1)	Adjusted EBITDA for 2014 has been modified to exclude certain cash settled items.

	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014(1)	Dollar Change	% Change
Revenues	$299,611	$341,838	$(42,227)	(12.4%)
Income from operations	$46,971	$56,128	$(9,157)	(16.3%)
Net income	$46,421	$53,200	$(6,779)	(12.7%)
Earnings per common share:
Basic	$1.06	$1.22	$(0.16)	(13.1%)
Diluted	$1.06	$1.22	$(0.16)	(13.1%)
Capital expenditures (net of customer reimbursements and regulatory grants)	$6,798	$7,002	$(204)	(2.9%)
Adjusted EBITDA	$50,097	$53,930	$(3,833)	(7.1%)

(1)	Adjusted EBITDA for 2014 has been modified to exclude certain cash settled items.

2015 Financial and Business Summary

Revenues for the year ended December 31, 2015 were $299,611 as compared to revenues for the year ended December 31, 2014 of $341.8 million, a decrease of 12.4%.

Revenues from the chemicals segment decreased 13.9% and accounted for 42% of total revenues in the year ended December 31, 2015 as compared to 43% in 2014. Revenues in the chemicals segment were impacted by the continued reductions in the sales of the laundry detergent additive. This decrease in chemicals revenue is also reflective of a contract termination payment of $8,816, which was recorded in revenue in 2014 and did not recur in 2015.

Biofuels sales revenue decreased $21.9 million in 2015 compared to 2014, and accounted for 58% of consolidated revenues in 2015. This decline resulted from decreased sales prices as experienced globally in the industry. The renewable fuel final mandate was set in late 2015 and the U.S. biofuels blenders’ tax credit (“BTC”) was reinstated in December, retroactive to January 1, 2015, and made effective through December 31, 2016. As a result of contractual provisions with certain customers, a share of the BTC was owed upon reinstatement of a retroactive BTC. Increased sales volume on common carrier pipelines helped reduce the price impact as well as to offset lower sales volumes of biodiesel and diesel blends.

FutureFuel reported net income of $46.4 million, or $1.06 per diluted share, for 2015, compared with net income of $53.2 million, or $1.22 per diluted share in 2014. Adjusted EBITDA for 2015 totaled $50.1 million, down from $53.9 million in 2014.

Capital Expenditures

Capital expenditures and intangibles were $8.6 million in 2015, compared with $8.1 million in 2014. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

(Dollars in thousands)

	2015	2014
Cash paid for capital expenditures and intangible assets	$8,630	$8,117
Cash received as reimbursement of capital expenditures	(1,832)	(1,115)
Cash paid, net of reimbursement, for capital expenditures	$6,798	$7,002

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $229 million as of December 31, 2015, compared with $212 million as of December 31, 2014.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel and sales of petroleum products on common carrier pipelines. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2015 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Audited)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$154,049	$124,079
Accounts receivable, inclusive of BTC of $30,895 and $28,954, net of allowances for bad debt of $0 and $0 at December 31, 2015 and December 31, 2014, respectively	46,329	51,308
Inventory	64,957	45,353
Marketable securities	74,667	87,720
Other current assets	19,822	23,005
Total current assets	359,824	331,465
Property, plant and equipment, net	124,330	127,371
Other assets	4,955	2,652
Total noncurrent assets	129,285	130,023
Total Assets	$489,109	$461,488

Liabilities and Stockholders’ Equity
Accounts payable	$34,686	$33,298
Other current liabilities	13,867	18,789
Total current liabilities	48,553	52,087
Deferred revenue – long-term	15,908	15,927
Other noncurrent liabilities	30,336	34,465
Total noncurrent liabilities	46,244	50,392
Total Liabilities	94,797	102,479
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,715,832 and 43,722,388, issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	4	4
Accumulated other comprehensive income	2,055	4,259
Additional paid in capital	279,231	277,652
Retained earnings	113,002	77,094
Total Stockholders’ Equity	394,312	359,009
Total Liabilities and Stockholders’ Equity	$489,109	$461,488

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31:
	2015	2014
Revenue	$33,872	$88,467
Cost of goods sold and distribution	4,359	59,546
Gross profit	29,513	28,921
Selling, general and administrative expenses	1,811	1,721
Research and development expenses	618	869
Operating Earnings	2,429	2,590
Income from operations	27,084	26,331
Other (losses)/income, net	(51)	2,817
Income before income taxes	27,033	29,148
Benefit from income taxes	(2,614)	(980)
Net income	$29,647	$30,128

Earnings per common share
Basic	$0.68	$0.69
Diluted	$0.68	$0.69
Weighted average shares outstanding
Basic	43,473,416	43,372,388
Diluted	43,509,199	43,381,070

Comprehensive Income
Net income	$29,647	$30,128
Other comprehensive income/(loss) from unrealized net gains/(losses) on available-for-sale securities, net of tax of $689 in 2015 and of $(2,636) in 2014	961	(4,229)
Comprehensive income	$30,608	$25,899

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Audited)

	Twelve months ended December 31:
	2015	2014
Revenue	$299,611	$341,838
Cost of goods sold and distribution	239,725	275,865
Gross profit	57,046	65,973
Selling, general and administrative expenses	7,334	6,677
Research and development expenses	2,741	3,168
Operating Earnings	10,075	9,845
Income from operations	46,971	56,128
Other income, net	4,898	11,217
Income before income taxes	51,869	67,345
Provision for income taxes	5,448	14,145
Net income	$46,421	$53,200

Earnings per common share
Basic	$1.06	$1.22
Diluted	$1.06	$1.22
Weighted average shares outstanding
Basic	43,432,149	43,357,602
Diluted	43,445,730	43,392,011

Comprehensive Income
Net income	$46,421	$53,200
Other comprehensive income (loss) from unrealized net gains (losses) on marketable securities, net of tax benefit of $(1,314) in 2015 and of ($1,980) in 2014	(2,204)	(3,177)
Comprehensive income	$44,217	$50,023

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2015 and 2014

(Dollars in thousands)

(Audited)

	2015	2014
Cash flows provided by operating activities
Net income	$46,421	$53,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,187	8,981
Provision for (benefit from) deferred income taxes	(3,721)	5,388
Change in fair value of derivative instruments	(3,295)	(396)
Other than temporary impairment of marketable securities	606	-
Impairment of fixed assets	-	247
Gain on sale of investments	(713)	(4,335)
Losses on disposals of fixed assets	178	108
Stock based compensation	2,043	1,440
Noncash interest expense	26	25
Changes in operating assets and liabilities:
Accounts receivable	3,816	(21,515)
Accounts receivable – related parties	1,163	3,456
Inventory	(19,604)	(3,189)
Income taxes receivable	5,602	(4,984)
Prepaid expenses	28	173
Prepaid expenses - related parties	(35)	-
Accrued interest on marketable securities	30	99
Other assets	(668)	65
Accounts payable	4,056	15,459
Accounts payable - related parties	(2,668)	2,055
Income taxes payable	-	-
Accrued expenses and other current liabilities	(1,673)	(3,153)
Accrued expenses and other current liabilities - related parties	(46)	43
Deferred revenue	721	(2,524)
Other noncurrent liabilities	(2,831)	1,309
Net cash provided by operating activities	39,623	51,952
Cash flows from investing activities
Collateralization of derivative instruments	1,239	(985)
Purchase of marketable securities	(39,136)	(41,369)
Proceeds from the sale of marketable securities	48,546	57,098
Proceeds from the sale of fixed assets	6	81
Expenditures for intangible assets	(1,408)	-
Capital expenditures	(7,222)	(8,117)
Net cash from investing activities	2,025	6,708
Cash flows from financing activities
Minimum tax withholding on stock options exercised	(120)	(175)
Excess tax benefits associated with stock awards and options	(344)	59
Deferred financing costs	(721)	-
Payment of dividend	(10,493)	(20,928)
Net cash used in financing activities	(11,678)	(21,044)
Net change in cash and cash equivalents	29,970	37,616
Cash and cash equivalents at beginning of period	124,079	86,463
Cash and cash equivalents at end of period	$154,049	$124,079
Cash paid for interest	$-	$-
Cash paid for income taxes	$13,381	$12,372

The accompanying notes are an integral part of these financial statements.

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Audited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended December 31:		Twelve months ended December 31:
	2015	2014(1)	2015	2014(1)
Adjusted EBITDA	$25,352	$21,211	$50,097	$53,930
Depreciation and amortization	(2,639)	(2,259)	(10,187)	(8,981)
Non-cash stock-based compensation	(612)	(532)	(2,043)	(1,440)
Interest and dividend income	1,098	1,508	5,106	6,877
Interest expense	(43)	(6)	(134)	(25)
Loss on disposal of property and equipment	(10)	(93)	(178)	(108)
Gains on derivative instruments	4,982	7,812	9,101	12,757
Other income/(expense)	(1,095)	1,435	107	4,335
Income tax benefit/(expense)	2,614	980	(5,448)	(14,145)
Net income	$29,647	$30,128	$46,421	$53,200

(1) Prior year adjusted EBITDA was revised to be consistent with 2015 to exclude certain cash settled items.

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve months ended December 31:
	2015	2014(1)
Adjusted EBITDA	$50,097	$53,930
Amortization of deferred financing costs	(108)	-
(Provision)/benefit from deferred income taxes	(3,721)	5,388
Impairment of fixed assets	-	247
Interest and dividend income	5,106	6,877
Income tax expense	(5,448)	(14,145)
Gains on derivative instruments	9,101	12,757
Change in fair value of derivative instruments	(3,295)	(396)
Changes in operating assets and liabilities, net	(12,109)	(12,706)
Net cash provided by operating activities	$39,623	$51,952

(1) Prior year adjusted EBITDA was revised to be consistent with 2015 to exclude certain cash settled items.

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Audited)

	Three months ended December 31:		Twelve months ended December 31:
	2015	2014	2015	2014
Revenues
Custom chemicals	$23,539	$33,750	$108,160	$127,956
Performance chemicals	3,808	4,572	17,688	18,190
Chemicals	27,347	38,322	125,848	146,146
Biofuels	6,525	50,145	173,763	195,692
Revenues	$33,872	$88,467	$299,611	$341,838

Segment gross profit
Chemicals	$7,293	$12,073	$35,452	$46,062
Biofuels	22,220	16,848	21,594	19,911
Segment gross margins	29,513	28,921	57,046	65,973
Corporate expenses	(2,429)	(2,590)	(10,075)	(9,845)
Income before interest and taxes	27,084	26,331	46,971	56,128
Interest and other income	1,098	2,943	5,213	11,242
Interest and other expense	(1,149)	(126)	(315)	(25)
Benefit/(provision) for income taxes	2,614	980	(5,448)	(14,145)
Net income	$29,647	$30,128	$46,421	$53,200

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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